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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2010

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On September 5, 2011, Liberty American, LLC (“Liberty”), a wholly-owned subsidiary of Alto Group Holdings, Inc. (the “Company”) received notice that the operator agreement between Liberty and the holder of certain licenses to two mining concessions (collectively, the "Concessions") on the "La Cienega" mining prospect in Northern Sonora, Mexico had been terminated. Pursuant to the Operator Agreement, Liberty or its designee had been granted the right to operate a mine in connection with the Concessions in exchange for a royalty of five percent (5%) of the net mining revenues associated with such operations which was reported in the Company’s Current Report on Form 8-K filed on June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Data: September 13, 2011	By:	/s/ [Mark Klok
Mark Klok Chief Executive Officer